News Release

Mattson Technology Contact	Investor & Media Contact
Andy Moring	Laura Guerrant-Oiye
Mattson Technology, Inc.	Guerrant Associates
tel 510-657-5900	tel 808-882-1467
fax 510-492-5963	lguerrant@guerrantir.com
andy.moring@mattson.com

FOR IMMEDIATE RELEASE

MATTSON TECHNOLOGY, INC. REPORTS STRONG
THIRD QUARTER 2009 RESULTS

FREMONT, Calif. - October 21, 2009 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for its third quarter of 2009 (ended September 27, 2009).

Third Quarter 2009 Business Highlights:

  Revenues increased sequentially 38 percent over the second quarter of 2009.

  Announced the release of the next Generation Helios™ XP Rapid Thermal Processing (RTP) system and shipped a Helios XP evaluation system to a leading foundry customer for advanced anneal processing, marking Mattson Technology's first RTP system placement in the Logic / Foundry market.

  Recognized revenue on an Alpine™ Etch system at a leading logic manufacturer for wafer-level packaging applications. This shipment is not only the Company's third customer with Etch products, but also opens up a new addressable market in the packaging segment.

Third Quarter 2009 Financial Results

Net sales for the third quarter were $11.2 million, compared to $8.1 million in the second quarter of 2009, and $30 million in the third quarter of 2008. Gross margin for the third quarter was $2.5 million, compared to negative $1.6 million in the second quarter, and $7.7 million in the third quarter of 2008. Gross margin improved in the third quarter primarily due to fewer inventory reserves taken when compared to the second quarter.

Operating expenses for the third quarter were $19.2 million, compared to $18.2 million in the second quarter and $28.8 million for the third quarter of 2008. Operating expenses for the third quarter included $1.7 million in restructuring expenses, which related to incremental cost reduction initiatives announced in July 2009. Restructuring expenses included a release of $0.1 million in the second quarter of 2009 and a charge of $1.9 million in the third quarter of 2008.

Net loss for the third quarter was $8.6 million, or $0.17 loss per share, compared with a net loss of $19.9 million, or $0.40 loss per share, for the second quarter, and net loss of $20.7 million, or $0.42 loss per share, for the third quarter of 2008. Included in the net loss for the third quarter were: (1) a favorable tax impact of $8.5 million, or $0.17 earnings per share, relating to a release of deferred tax liabilities subsequent to the completion of certain tax audits for previous financial periods and (2) restructuring charges of $1.7 million, or $0.03 loss per share.

Cash, cash equivalents, short-term investments and restricted cash at the end of the third

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MATTSON REPORTS STRONG 2009 THIRD QUARTER RESULTS	Page 2 of 5

quarter were $67.8 million, compared to $79.8 million at the end of the second quarter. Cash decreased by $12 million in the third quarter, including $1.7 million relating to severance payments.

David L. Dutton, president and chief executive officer, noted, "We continue to experience improving conditions in the cycle. Revenues increased 38 percent over the second quarter of 2009, marking our second consecutive quarter of double-digit growth. In the third quarter, Mattson Technology added a third customer to our etch product line, extended our RTP segment beyond memory into the foundry market and shipped multiple Strip and RTP systems, demonstrating that all three segments are well positioned for the current growth cycle. These results are a testament to the product acceptance we are achieving in our new technologies, the continuing strength of our core products and the dedication of our entire team.

"It is clear now that the overall market, and specifically the market for semiconductor equipment, is turning up," added Dutton. "The investment in our diversification and growth strategy is paying off, as we are seeing new opportunities open up in new market segments. Mattson Technology has arrived at the upward inflection point in the cycle with a broader leading edge product portfolio. We are optimally positioned at the leading customers with a strong balance sheet and the requisite resources to fully leverage these positions as the global economy strengthens." Dutton concluded, "Mattson Technology has not only survived this extremely difficult environment; we have invested in new initiatives at the company that we expect will lead to a market opportunity nearly triple the size of what we had before."

Attached to this news release are preliminary unaudited condensed consolidated statements of operations and balance sheets.

Conference Call

On Wednesday, October 21, 2009, at 3:00 PM Pacific Time (6:00 PM Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2009 third quarter financial results, current business conditions, the near-term business outlook and guidance for the fourth quarter of 2009. The conference call will be simultaneously webcast at www.mattson.com under the "Investors" section. In addition to the live webcast, a replay will be available to the public on the Mattson Technology website for one week following the live broadcast.

To access the live conference call, please dial (913) 312-4374.

Mattson will also webcast a slide presentation in conjunction with the conference call, which can also be accessed at www.mattson.com under the "Investors" section.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the Company's future prospects and plans, including, but not limited to: potential future earnings, cash flow, cash position and other financial results, future customer demand and industry and economic conditions, Company strategies, and the market opportunity and acceptance of Company products. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange

MATTSON REPORTS STRONG 2009 THIRD QUARTER RESULTS	Page 3 of 5

Commission. Results for the current quarter are preliminary and subject to adjustment. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet: www.mattson.com.

MATTSON REPORTS STRONG 2009 THIRD QUARTER RESULTS	Page 4 of 5

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

Net sales	$ 11,187	$ 30,041	$ 24,827	$ 120,486
Cost of sales	8,722	22,371	31,886	73,537
Gross margin	2,465	7,670	(7,059)	46,949
Operating expenses:
Research, development and engineering	5,818	10,397	19,277	27,458
Selling, general and administrative	11,611	16,448	35,970	48,815
Amortization of intangibles	-	128	-	384
Restructuring charges	1,738	1,867	2,556	2,615
Total operating expenses	19,167	28,840	57,803	79,272
Loss from operations	(16,702)	(21,170)	(64,862)	(32,323)
Interest and other income (expense), net	(248)	563	1,205	1,302
Loss before income taxes	(16,950)	(20,607)	(63,657)	(31,021)
Provision for (benefit from) income taxes	(8,393)	130	(7,977)	686
Net loss	$ (8,557)	$ (20,737)	$ (55,680)	$ (31,707)
Net loss per share:
Basic and Diluted	$ (0.17)	$ (0.42)	$ (1.12)	$ (0.64)
Shares used in computing net loss per share:
Basic and Diluted	49,884	49,481	49,795	49,421

MATTSON REPORTS STRONG 2009 THIRD QUARTER RESULTS	Page 5 of 5

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 27,	December 31,
	2009	2008
	(unaudited)	(1)

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$ 65,838	$ 103,387
Restricted cash	2,000	-
Accounts receivable, net	7,045	14,477
Advance billings	616	140
Inventories	30,585	48,410
Inventories - delivered systems	-	956
Prepaid expenses and other assets	4,934	5,765
Total current assets	111,018	173,135
Property and equipment, net	23,718	27,144
Other assets	6,025	7,932
Total assets	$ 140,761	$ 208,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,061	$ 7,205
Accrued liabilities	16,867	21,241
Deferred revenue	2,552	4,198
Total current liabilities	24,480	32,644

Income taxes payable, non-current	4,301	13,467
Other liabilities	5,831	5,264
Total liabilities	34,612	51,375

Stockholders' equity:
Common stock	54	54
Additional paid-in capital	631,078	628,632
Accumulated other comprehensive income	22,802	20,255
Treasury stock	(37,986)	(37,986)
Accumulated deficit	(509,799)	(454,119)
Total stockholders' equity	106,149	156,836
Total liabilities and stockholders' equity	$ 140,761	$ 208,211

(1) Derived from audited financial statements

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